EX-99.1

Contacts:
Andrew Kramer	Charlie Vaida
Investor Relations	Media Relations
iRobot Corp.	iRobot Corp.
(781) 430-3003	(781) 430-3182
akramer@irobot.com	cvaida@irobot.com

iRobot Reports Fourth-Quarter and Full-Year 2019 Financial Results
15% U.S. Revenue Growth and Prudent Cost Management Drive
Better-than-Expected Operating Income and EPS

BEDFORD, Mass., February 5, 2020 - iRobot Corp. (NASDAQ: IRBT), a leader in consumer robots, today announced its financial results for the fourth quarter and full year ended December 28, 2019.

“We closed 2019 on a positive note by delivering fourth-quarter revenue, operating income and EPS that exceeded our October plans,” said Colin Angle, chairman and chief executive officer of iRobot. “Our financial performance this quarter benefited from the combination of strong revenue growth in the United States and disciplined spending. Throughout 2019, we executed well on all major elements of our strategy while navigating increasingly challenging market conditions in the U.S. and intense price competition in EMEA. As a result, we maintained our Roomba leadership, took important steps to further broaden our product portfolio within and beyond RVCs, advanced our efforts to build out our Smart Home ecosystem, and made tangible progress diversifying our supply chain activities.”

“Our newest pricing and promotional tactics played an important role in enabling us to defend our category leadership and hold share in the U.S. despite aggressive price competition,” Angle continued. “We believe that consumer demand for RVCs remains fundamentally healthy, although we expect challenging U.S. market conditions to persist into 2020. As we move forward, we are focused on executing against our 2020 strategic priorities in ways that will enable us to drive near-term growth, fortify our leadership and set us up to capitalize on a broad range of exciting longer-term opportunities.”
Commenting specifically on the company’s 2020 financial outlook, Angle added, “2020 is shaping up to be a year of transition for iRobot. We anticipate 2020 revenue growth in the range of 9% to 11%, although our operating profitability and EPS are expected to be constrained primarily by pricing and promotional activity and tariff costs. While we plan to continue carefully managing our spending this year, it is imperative that we continue funding the investments that we believe will enable us to rebound in 2021 and beyond with accelerated revenue growth, meaningful improvements in operating income and robust operating cash flow generation.”

Financial Performance Highlights

•
Revenue for the fourth quarter of 2019 grew 11% to $426.8 million over $384.7 million for the fourth quarter of 2018. Full-year 2019 revenue was $1,214.0 million, an increase of 11% over $1,092.6 million in 2018.

•
Q4 revenue growth of 11% reflected 15% growth in the U.S. and 6% international growth. Growth outside of the U.S. was led by 9% growth in EMEA, which was partially offset by a slight decline in Japan, as expected, and other smaller regions. Full-year 2019 international revenue grew

15% driven primarily by Japan at 21% and EMEA at 15%. Full-year 2019 revenue growth in the U.S. was 8%.

•
Q4 and full-year 2019 revenue growth was primarily driven by adoption of new products introduced since September 2018. The Roomba s9 Series, the Braava jet m6 Series and international sales of the Roomba i7 Series, generated 17% of 2019 total revenue. The company achieved its goal of surpassing $100 million in revenue for 2019 for the Braava family of robot mops.

•
Fourth-quarter 2019 operating income was $16.6 million, compared with $29.8 million in the fourth quarter of 2018. For 2019, operating income was $86.6 million versus $105.8 million for the full year 2018. Section 301 tariff costs significantly lowered fourth-quarter and full-year 2019 operating income by $21.9 million and $37.9 million, respectively.

•
Quarterly earnings per share were $0.70 for the fourth quarter of 2019, compared with $0.88 in the fourth quarter of 2018. Full-year 2019 earnings per share were $2.97, compared with $3.07 for full-year 2018. Full-year 2019 earnings per share included a $0.23 discrete tax benefit related to stock compensation versus a $0.23 discrete tax benefit related to stock compensation in 2018.

•
As of December 28, 2019, the company’s cash, cash equivalents and short-term investments were $256.4 million, up from $91.1 million as of September 28, 2019, and $162.0 million as of December 29, 2018.

Q419 and Recent Business Highlights

•
In a separate announcement today, the company has appointed Julie Zeiler, vice president of finance, as its next executive vice president and chief financial officer, effective May 4, 2020. She will succeed Alison Dean, the company's CFO since 2013, who will be stepping down to spend more time with her family before pursuing other personal and professional interests.

•	Surpassed the 30 million robots sold milestone, which includes over nine million connected robots.

•
Delivered innovative, new digital features, such as Keep Out Zones and Smart Charge and Resume, for the Roomba s9 Series and i7 Series and the Braava jet m6 Series that leverage the spatial awareness of these robots to deliver more effective, efficient performance. In addition, ImprintTM Link compatibility was extended to the Roomba 900 Series, which enables these robots to pair with the Braava jet m6 robot and automatically trigger a mopping session to commence immediately after a 900 series Roomba robot completes its vacuuming mission.

•	Commenced Roomba production in Malaysia in late November, ahead of schedule.

•
Announced a partnership with IFTTT that is aimed at eventually enabling customers to more easily integrate devices and services, like smart thermostats, lighting and home security, directly within the iRobot HOME App.

•
Roomba s9+ was a 2020 CES Innovation Award honoree in the robotics category for its suite of groundbreaking technology built into a brand-new design. This award caps a highly productive year of award-winning innovation at iRobot.

Financial Expectations
Consistent with ongoing efforts to provide additional clarity into iRobot’s operating performance and potential, iRobot is providing both GAAP and non-GAAP financial expectations for the fiscal year ending January 2, 2021. A detailed reconciliation between the company’s GAAP and non-GAAP expectations is included in the attached financial tables.

Fiscal Year 2020:

Metric	GAAP	Adjustments	Non-GAAP
Revenue	$1.32 - $1.35 billion	—	$1.32 - $1.35 billion
Gross Profit	$507 - $520 million	~$3 million	$510 - $523 million
Operating Income	$15 - $35 million	~$40 million	$55 - $75 million
Earnings Per Share	$0.55 - $1.15	~$1.15	$1.70 - $2.30

Fourth-Quarter and Full-Year 2019 Conference Call
iRobot will host a conference call tomorrow at 8:30 a.m. ET to discuss its financial results for the fourth fiscal quarter 2019, major business developments and its outlook for fiscal year 2020 financial performance. Pertinent conference call details include:

Date:	Thursday, February 6
Time:	8:30 a.m. ET
Call-In Number:	213-358-0894
Conference ID:	1873658

A live webcast of the conference call, along with the conference call prepared remarks, will be accessible on the event section of the company’s website at https://investor.irobot.com/events/event-details/q4-2019-irobot-corp-earnings-conference-call. An archived version of the broadcast will be available on the same website shortly after the conclusion of the live event. A replay of the telephone conference call will be available through February 13, and can be accessed by dialing 404-537-3406, passcode 1873658.

About iRobot Corp.
iRobot®, the leading global consumer robot company, designs and builds robots that empower people to do more both inside and outside of the home. iRobot created the home robot cleaning category with the introduction of its Roomba® Robot Vacuum in 2002. Today, iRobot is a global enterprise that has sold more than 30 million robots worldwide. iRobot's product line, including the Roomba and the Braava® family of mopping robots, feature proprietary technologies and advanced concepts in cleaning, mapping and navigation. iRobot engineers are building an ecosystem of robots and technologies to enable the smart home. For more information about iRobot, please visit www.irobot.com.

For iRobot Investors
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, iRobot Corp.’s expectations regarding: future financial performance; future operating performance; growth and investment strategy; future expenditures; future market conditions; and anticipated revenue, gross profit, operating income, earnings per share and Section 301 tariff costs (and the financial impact thereof) for the fiscal year ending January 2, 2021. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our ability to operate in an emerging market; the financial strength of our customers and retailers; the impact of tariffs on goods imported into the United States; general economic conditions; market acceptance of and adoption of our products; and competition. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. iRobot Corp. undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by iRobot Corp., see the disclosure contained in our public filings with the Securities and Exchange Commission.

iRobot Corporation
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the twelve months ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
Revenue	$426,778	$384,665	$1,214,010	$1,092,584
Cost of revenue:
Cost of product revenue	254,970	193,645	658,362	518,612
Amortization of acquired intangible assets	2,438	4,509	11,721	18,544
Total cost of revenue	257,408	198,154	670,083	537,156
Gross profit	169,370	186,511	543,927	555,428
Operating expenses:
Research and development	37,287	37,451	141,607	140,629
Selling and marketing	94,046	94,142	231,548	210,411
General and administrative	21,232	24,871	83,103	97,501
Amortization of acquired intangible assets	255	260	1,051	1,065
Total operating expenses	152,820	156,724	457,309	449,606
Operating income	16,550	29,787	86,618	105,822
Other income, net	8,502	437	12,215	2,800
Income before income taxes	25,052	30,224	98,833	108,622
Income tax expense	5,011	5,033	13,533	20,630
Net income	$20,041	$25,191	$85,300	$87,992

Net income per share:
Basic	$0.71	$0.91	$3.04	$3.18
Diluted	$0.70	$0.88	$2.97	$3.07

Number of shares used in per share calculations:
Basic	28,300	27,714	28,097	27,692
Diluted	28,563	28,579	28,735	28,640

Stock-based compensation included in above figures:
Cost of revenue	$366	$372	$1,486	$1,407
Research and development	2,557	2,101	9,186	7,494
Selling and marketing	857	810	3,323	2,842
General and administrative	1,221	3,552	9,749	14,061
Total	$5,001	$6,835	$23,744	$25,804

iRobot Corporation
Condensed Consolidated Balance Sheets
(unaudited, in thousands)

	December 28, 2019	December 29, 2018
Assets
Cash and cash equivalents	$239,392	$130,373
Short term investments	17,032	31,605
Accounts receivable, net	146,161	162,166
Inventory	157,347	164,633
Other current assets	34,285	25,660
Total current assets	594,217	514,437
Property and equipment, net	75,988	57,026
Operating lease right-of-use assets	47,478	—
Deferred tax assets	41,791	36,979
Goodwill	118,732	118,896
Intangible assets, net	12,352	24,273
Other assets	30,195	15,350
Total assets	$920,753	$766,961

Liabilities and stockholders' equity
Accounts payable	$116,185	$136,742
Accrued expenses	81,768	71,259
Deferred revenue and customer advances	4,549	5,756
Total current liabilities	202,502	213,757
Operating lease liabilities	54,928	—
Deferred tax liabilities	912	4,005
Other long-term liabilities	10,342	13,877
Total long-term liabilities	66,182	17,882
Total liabilities	268,684	231,639
Stockholders' equity	652,069	535,322
Total liabilities and stockholders' equity	$920,753	$766,961

iRobot Corporation
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	For the twelve months ended
	December 28, 2019	December 29, 2018
Cash flows from operating activities:
Net income	$85,300	$87,992
Adjustments to reconcile net income to net cash provided by operating activities, net of the effects of acquisition:
Depreciation and amortization	37,159	36,574
Gain on sale of equity investment	(8,439)	—
Stock-based compensation	23,744	25,804
Deferred income taxes, net	(11,118)	(10,848)
Other	7,267	1,837
Changes in operating assets and liabilities — (use) source
Accounts receivable	13,064	(23,920)
Inventory	7,307	(58,546)
Other current assets	(3,310)	(8,533)
Accounts payable	(20,536)	22,470
Accrued expenses and other liabilities	(386)	(1,145)
Net cash provided by operating activities	130,052	71,685

Cash flows from investing activities:
Additions of property and equipment	(35,337)	(32,422)
Change in other assets	(5,436)	(2,363)
Proceeds from sale of equity investment	9,787	856
Cash paid for business acquisition, net of cash acquired	(2,817)	—
Purchases of investments	—	(6,438)
Sales and maturities of investments	12,880	14,000
Net cash used in investing activities	(20,923)	(26,367)

Cash flows from financing activities:
Proceeds from employee stock plans	7,147	10,366
Income tax withholding payment associated with restricted stock vesting	(7,277)	(3,532)
Stock repurchases	—	(50,000)
Net cash used in financing activities	(130)	(43,166)

Effect of exchange rate changes on cash and cash equivalents	20	(414)
Net increase in cash and cash equivalents	109,019	1,738
Cash and cash equivalents, at beginning of period	130,373	128,635
Cash and cash equivalents, at end of period	$239,392	$130,373

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended				For the twelve months ended
	March 30, 2019	June 29, 2019	September 28, 2019	December 28, 2019	December 28, 2019
Revenue by Geography *
Domestic	$114,065	$124,472	$117,929	$247,152	$603,618
International	123,596	135,700	171,470	179,626	610,392
Total	$237,661	$260,172	$289,399	$426,778	$1,214,010

Units shipped*
Vacuum	764	935	975	1,730	4,403
Mopping	112	139	156	179	586
Total	876	1,074	1,131	1,909	4,989

Revenue by Product Category**
Vacuum***	$221	$237	$257	$388	$1,103
Mopping***	17	23	32	39	111
Total	$238	$260	$289	$427	$1,214

Average gross selling prices for robot units	$321	$296	$305	$317	$310

Section 301 tariff costs *	$3,518	$4,982	$7,466	$21,896	$37,862
Section 301 tariff impact on gross and operating margin	(1.5)%	(1.9)%	(2.6)%	(5.1)%	(3.1)%

Days sales outstanding	21	32	53	31

Days in inventory	140	123	149	56

Headcount	1,072	1,120	1,132	1,128

* in thousands
** in millions
*** includes accessory revenue
Certain numbers may not total due to rounding

iRobot Corporation
Supplemental Information
(unaudited)

	For the three months ended				For the twelve months ended
	March 31, 2018	June 30, 2018	September 29, 2018	December 29, 2018	December 29, 2018
Revenue by Geography *
Domestic	$106,862	$111,526	$127,240	$215,368	$560,995
International	110,206	114,791	137,294	169,297	531,589
Total	$217,068	$226,317	$264,534	$384,665	$1,092,584

Units shipped*
Vacuum	712	819	942	1,520	3,993
Mopping	103	134	145	162	544
Total	815	953	1,087	1,682	4,537

Revenue by Product Category**
Vacuum***	$201	$204	$242	$361	$1,008
Mopping***	16	22	23	24	85
Total	$217	$226	$265	$385	$1,093

Average gross selling prices for robot units	$309	$285	$276	$304	$294

Section 301 tariff costs *	$—	$—	$—	$2,155	2,155
Section 301 tariff impact on gross and operating margin	—%	—%	—%	(0.6)%	(0.2)%

Days sales outstanding	29	30	38	38

Days in inventory	101	97	113	76

Headcount	954	982	1,003	1,032

* in thousands
** in millions
*** includes accessory revenue
Certain numbers may not total due to rounding

iRobot Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this earnings release contains references to the non-GAAP financial measures described below. We use non-GAAP measures to internally evaluate and analyze financial results. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and enable comparison of our financial results with other public companies, many of which present similar non-GAAP financial measures.
Our non-GAAP financial measures reflect adjustments based on the following items. We also provide a non-GAAP financial measure of Adjusted EBITDA, as described below. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated.
Amortization of acquired intangible assets: Amortization of acquired intangible assets consists of amortization of intangible assets including completed technology, customer relationships, and reacquired distribution rights acquired in connection with business combinations. Amortization charges for our acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Net Merger, Acquisition and Divestiture (Income) Expense: Net merger, acquisition and divestiture (income) expense primarily consists of transaction fees, professional fees, and transition and integration costs directly associated with mergers, acquisitions and divestitures. It also includes business combination adjustments including adjustments after the measurement period has ended. The occurrence and amount of these costs will vary depending on the timing and size of these transactions. We exclude these charges from our non-GAAP measures to facilitate an evaluation of our current operating performance and comparisons to our past operating performance.
Stock-Based Compensation: Stock-based compensation is a non-cash charge relating to stock-based awards. We exclude this expense as it is a non-cash expense, and we assess our internal operations excluding this expense and believe it facilitates comparisons to the performance of other companies.
IP Litigation Expense, Net: IP litigation expense, net relates to legal costs incurred to litigate patent, trademark, copyright and false advertising infringements, or to oppose or defend against interparty actions related to intellectual property. Any settlement payment or proceeds resulting from these infringements are included or netted against the costs. We exclude these costs from our non-GAAP measures as we do not believe these costs have a direct correlation to the operations of our business and may vary in size depending on the timing and results of such litigations and settlements.
Gain/Loss on Strategic Investments: Gain/loss on strategic investments includes fair value adjustments, realized gains and losses on the sales of these investments and losses on the impairment of these investments. We exclude these items from our non-GAAP measures because we do not believe they correlate to the performance of our core business and may vary in size based on market conditions and events. We believe that the exclusion of these gains or losses provides investors with a supplemental view of our operational performance.

Income tax adjustments: Income tax adjustments include the tax effect of the non-GAAP adjustments, calculated using the appropriate statutory tax rate for each adjustment. We reassess the need for any valuation allowance recorded based on the non-GAAP profitability and have eliminated the effect of the valuation allowance recorded in the U.S. jurisdiction. We also exclude certain tax items that are not reflective of income tax expense incurred as a result of current period earnings. These certain tax items include, among other non-recurring tax items, impacts from the Tax Cuts and Jobs Act of 2017 and stock-based compensation windfalls/shortfalls. We believe disclosure of the income tax provision before the effect of such tax items is important to permit investors’ consistent earnings comparison between periods.
Adjusted EBITDA:  We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, net merger, acquisition and divestiture expense, gain on business acquisition, net intellectual property litigation expense, and restructuring expense. Management believes this non-GAAP measure is frequently used by securities analysts, investors and other interested parties as a measure of financial performance.

iRobot Corporation
Supplemental Reconciliation of GAAP Net Income to Adjusted EBITDA
(unaudited, in thousands)

	For the three months ended		For the twelve months ended
	December 28, 2019	December 29, 2018	December 28, 2019	December 29, 2018
GAAP Net Income	$20,041	$25,191	$85,300	$87,992

Interest income, net	(459)	(248)	(2,546)	(944)
Income tax expense	5,011	5,033	13,533	20,630
Depreciation	6,722	4,805	24,387	16,965
Amortization of acquired intangible assets	2,693	4,769	12,772	19,609

EBITDA	34,008	39,550	133,446	144,252

Stock-based compensation	5,001	6,835	23,744	25,804
Net merger, acquisition and divestiture (income) expense	138	115	466	138
IP litigation expense, net	2,582	39	2,218	3,556

Adjusted EBITDA	$41,729	$46,539	$159,874	$173,750
Adjusted EBITDA as a % of revenue	9.8%	12.1%	13.2%	15.9%

iRobot Corporation
Supplemental Reconciliation of 2019 GAAP Actuals to 2019 Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended				For the twelve months ended
	March 30, 2019	June 29, 2019	September 28, 2019	December 28, 2019	December 28, 2019
GAAP Revenue	$237,661	$260,172	$289,399	$426,778	$1,214,010

GAAP Gross Profit	$119,546	$118,170	$136,841	$169,370	$543,927
Amortization of acquired intangible assets	3,077	3,111	3,095	2,438	11,721
Stock-based compensation	378	405	337	366	1,486
Non-GAAP Gross Profit	$123,001	$121,686	$140,273	$172,174	$557,134
Non-GAAP Gross Margin	51.8%	46.8%	48.5%	40.3%	45.9%

GAAP Operating Income	$22,263	$5,250	$42,555	$16,550	$86,618
Amortization of acquired intangible assets	3,348	3,380	3,351	2,693	12,772
Stock-based compensation	6,864	7,594	4,284	5,001	23,744
Net merger, acquisition and divestiture (income) expense	152	143	32	138	466
IP litigation expense, net	469	(676)	(157)	2,582	2,218
Non-GAAP Operating Income	$33,096	$15,691	$50,065	$26,964	$125,818
Non-GAAP Operating Income Margin	13.9%	6.0%	17.3%	6.3%	10.4%

GAAP Income Tax (Benefit) Expense	$1,023	$(424)	$7,923	$5,011	$13,533
Tax effect of non-GAAP adjustments	1,824	1,797	(132)	1,159	4,648
Other tax adjustments	4,067	1,461	133	1,267	6,928
Non-GAAP Income Tax Expense	$6,914	$2,834	$7,924	$7,437	$25,109

GAAP Net Income	$22,520	$7,207	$35,532	$20,041	$85,300
Amortization of acquired intangible assets	3,348	3,380	3,351	2,693	12,772
Stock-based compensation	6,864	7,594	4,284	5,001	23,744
Net merger, acquisition and divestiture (income) expense	152	143	32	138	466
IP litigation expense, net	469	(676)	(157)	2,582	2,218
(Gain)/loss on strategic investments	57	(629)	—	(8,332)	(8,904)
Income tax effect	(5,891)	(3,258)	(1)	(2,426)	(11,576)
Non-GAAP Net Income	$27,519	$13,761	$43,041	$19,697	$104,020

iRobot Corporation
Supplemental Reconciliation of 2019 GAAP Actuals to 2019 Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended				For the twelve months ended
	March 30, 2019	June 29, 2019	September 28, 2019	December 28, 2019	December 28, 2019
GAAP Net Income Per Diluted Share	$0.78	$0.25	$1.24	$0.70	$2.97
Amortization of acquired intangible assets	0.12	0.12	0.12	0.09	0.44
Stock-based compensation	0.24	0.26	0.15	0.18	0.83
Net merger, acquisition and divestiture (income) expense	—	—	—	—	0.01
IP litigation expense, net	0.02	(0.02)	(0.01)	0.09	0.08
(Gain)/loss on strategic investments	—	(0.02)	—	(0.29)	(0.31)
Income tax effect	(0.20)	(0.11)	—	(0.08)	(0.40)
Non-GAAP Net Income Per Diluted Share	$0.96	$0.48	$1.50	$0.69	$3.62

Number of shares used in diluted per share calculation	28,763	28,763	28,650	28,563	28,735

Section 301 Tariff Costs
Section 301 tariff costs	$3,518	$4,982	$7,466	$21,896	$37,862
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	(1.5)%	(1.9)%	(2.6)%	(5.1)%	(3.1)%
Impact of Section 301 tariff costs to net income per diluted share (GAAP & non-GAAP)	$(0.12)	$(0.17)	$(0.26)	$(0.77)	$(1.32)

Certain numbers may not total due to rounding
Net merger, acquisition and divestiture (income) expense and IP litigation, net are classified in General and Administrative

iRobot Corporation
Supplemental Reconciliation of 2018 GAAP Actuals to 2018 Non-GAAP Actuals
(in thousands, except per share amounts)
(unaudited)

	For the three months ended				For the twelve months ended
	March 31, 2018	June 30, 2018	September 29, 2018	December 29, 2018	December 29, 2018
GAAP Revenue	$217,068	$226,317	$264,534	$384,665	$1,092,584

GAAP Gross Profit	$115,785	$117,926	$135,206	$186,511	$555,428
Amortization of acquired intangible assets	4,782	4,679	4,574	4,509	18,544
Stock-based compensation	341	347	347	372	1,407
Non-GAAP Gross Profit	$120,908	$122,952	$140,127	$191,392	$575,379
Non-GAAP Gross Margin	55.7%	54.3%	53.0%	49.8%	52.7%

GAAP Operating Income	$25,405	$13,355	$37,275	$29,787	$105,822
Amortization of acquired intangible assets	5,055	4,948	4,837	4,769	19,609
Stock-based compensation	5,946	6,431	6,592	6,835	25,804
Net merger, acquisition and divestiture (income) expense	(141)	164	—	115	138
IP litigation expense, net	2,571	759	187	39	3,556
Non-GAAP Operating Income	$38,836	$25,657	$48,891	$41,545	$154,929
Non-GAAP Operating Income Margin	17.9%	11.3%	18.5%	10.8%	14.2%

GAAP Income Tax (Benefit) Expense	$5,523	$4,391	$5,683	$5,033	$20,630
Tax effect of non-GAAP adjustments	3,340	2,830	2,835	2,849	11,854
Other tax adjustments	712	(2,440)	2,667	1,170	2,109
Non-GAAP Income Tax Expense	$9,575	$4,781	$11,185	$9,052	$34,593

GAAP Net Income	$20,401	$10,471	$31,929	$25,191	$87,992
Amortization of acquired intangible assets	5,055	4,948	4,837	4,769	19,609
Stock-based compensation	5,946	6,431	6,592	6,835	25,804
Net merger, acquisition and divestiture (income) expense	(141)	164	—	115	138
IP litigation expense, net	2,571	759	187	39	3,556
(Gain)/loss on strategic investments	281	(682)	26	(61)	(436)
Income tax effect	(4,052)	(390)	(5,502)	(4,019)	(13,963)
Non-GAAP Net Income	$30,061	$21,701	$38,069	$32,869	$122,700

iRobot Corporation
Supplemental Reconciliation of 2018 GAAP Actuals to 2018 Non-GAAP Actuals continued
(in thousands, except per share amounts)
(unaudited)

	For the three months ended				For the twelve months ended
	March 31, 2018	June 30, 2018	September 29, 2018	December 29, 2018	December 29, 2018
GAAP Net Income Per Diluted Share	$0.71	$0.37	$1.12	$0.88	$3.07
Amortization of acquired intangible assets	0.17	0.17	0.17	0.17	0.69
Stock-based compensation	0.20	0.23	0.23	0.24	0.90
Net merger, acquisition and divestiture (income) expense	—	—	—	—	—
IP litigation expense, net	0.09	0.03	0.01	—	0.13
(Gain)/loss on strategic investments	0.01	(0.02)	—	—	(0.02)
Income tax effect	(0.14)	(0.01)	(0.19)	(0.14)	(0.49)
Non-GAAP Net Income Per Diluted Share	$1.04	$0.77	$1.34	$1.15	$4.28

Number of shares used in diluted per share calculation	28,923	28,337	28,506	28,579	28,640

Section 301 Tariff Costs
Section 301 tariff costs	$—	$—	$—	$2,155	$2,155
Impact of Section 301 tariff costs to gross and operating margin (GAAP & non-GAAP)	—%	—%	—%	(0.6)%	(0.2)%
Impact of Section 301 tariff costs to net income per diluted share (GAAP & non-GAAP)	$—	$—	$—	$(0.08)	$(0.08)

Certain numbers may not total due to rounding
Net merger, acquisition and divestiture (income) expense and IP litigation, net are classified in General and Administrative

iRobot Corporation
Supplemental Reconciliation of Fiscal Year 2020 GAAP to Non-GAAP Guidance
(unaudited)

FY-20
GAAP Gross Profit	$507 - $520 million
Amortization of acquired intangible assets	~$2 million
Stock-based compensation	~$1 million
Total adjustments	~$3 million
Non-GAAP Gross Profit	$510 - $523 million

FY-20
GAAP Operating Income	$15 - $35 million
Amortization of acquired intangible assets	~$2 million
Stock-based compensation	~$31 million
IP litigation expense, net	~$7 million
Total adjustments	~$40 million
Non-GAAP Operating Income	$55 - $75 million

Section 301 tariff costs	~$47 - ~$50 million
Impact of Section 301 tariff costs to gross and operating income margin	(~4%)

FY-20
GAAP Net Income Per Diluted Share	$0.55 - $1.15
Amortization of acquired intangible assets	~$0.07
Stock-based compensation	~$1.08
IP litigation expense, net	~$0.24
Income tax effect	~($0.24)
Total adjustments	~$1.15
Non-GAAP Net Income Per Diluted Share	$1.70 - $2.30

Number of shares used in diluted per share calculations	~28.8 million